UBS AG – Form F-4

Exhibit 99.1

UBS AG

LETTER OF INSTRUCTION

Offers to Exchange

All Outstanding 1.250 per cent. Notes due June 2026

for

1.250% Notes due June 1, 2026

and

All Outstanding 4.500 per cent. Notes due 26 June 2048

for

4.500% Notes due June 26, 2048

Expiration Date: At one minute after 11:59 p.m., New York City Time, on [•], 2023, unless extended

Aggregate Principal Amount of Original Notes Outstanding as of [•], 2023	Title of Original Notes	ISIN/CUSIP No. of Original Notes	Title of Exchange Notes Being Offered
$1,000,000,000	1.250 per cent. Notes due June 2026	ISIN No. US902674YH70 (144A) ISIN No. USH7220NAN06 (Reg S) CUSIP No. 902674YH7 (144A) CUSIP No. H7220NAN0 (Reg S)	1.250% Notes due June 1, 2026
$1,000,000,000	4.500 per cent. Notes due 26 June 2048 (and together with the 1.250 per cent. Notes due June 2026, the “Original Notes”)	ISIN No. US902674XN57 (144A) ISIN No. USH7220NAG54 (Reg S) CUSIP No. 902674 XN5 (144A) CUSIP No. H7220N AG5 (Reg S)	4.500% Notes due June 26, 2048 (and together with the 1.250% Notes due June 1, 2026, the “Exchange Notes”)

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus dated [•], 2023 (the “Prospectus”) of UBS AG, acting through its London Branch (the “Issuer”), with respect to the Issuer’s exchange offers set forth therein (each an “Exchange Offer” and, together, the “Exchange Offers”). I understand that each Exchange Offer must be accepted prior to one minute after 11:59 p.m. New York City Time on [•], 2023 (such date, as may be extended as described in the Prospectus, for each Exchange Offer, the “Expiration Date”) in order for my Exchange Notes to settle on or about the second business day following the applicable Expiration Date (the “Settlement Date”), unless extended. Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Prospectus.

This letter instructs you to take certain actions relating to the Exchange Offers with respect to the Original Notes listed in the table below held by you for the account of the undersigned.

In order to participate in the Exchange Offers for the Original Notes, holders of the Original Notes resident in Canada must be “accredited investors” and “permitted clients” (each as defined in “Notice to Certain Non-U.S. Holders – Notice to Canadian Investors” in the Prospectus), and are required to complete, sign and submit to the Exchange and Information Agent a Canadian Eligibility Form, which is attached as Annex A hereto and which can also be obtained by contacting the Exchange and Information Agent. See “Notice to Certain Non-U.S. Holders – Notice to potential investors in Canada” in the Prospectus.

The total number of Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

Title of Original Notes	ISIN/CUSIP Number(s)	Total Number of Original Notes Held
1.250 per cent. Notes due June 2026	ISIN No. US902674YH70 (144A) CUSIP No. 902674YH7 (144A)
ISIN No. USH7220NAN06 (Reg S) CUSIP No. H7220NAN0 (Reg S)
4.500 per cent. Notes due June 26, 2048	ISIN No. US902674XN57 (144A) CUSIP No. 902674 XN5 (144A)
ISIN No. USH7220NAG54 (Reg S) CUSIP No. H7220N AG5 (Reg S)

With respect to the Exchange Offers, the undersigned hereby instructs you (CHECK APPROPRIATE BOX(ES)):

☐	TO TENDER the following Original Notes held by you for the account of the undersigned (INSERT NUMBER OF ORIGINAL NOTES TO BE TENDERED, IF ANY):
Title of Original Notes	ISIN/CUSIP Number(s)	Total Number of Original Notes Tendered
1.250 per cent. Notes due June 2026	ISIN No. US902674YH70 (144A) CUSIP No. 902674YH7 (144A)
ISIN No. USH7220NAN06 (Reg S) CUSIP No. H7220NAN0 (Reg S)
4.500 per cent. Notes due June 26, 2048	ISIN No. US902674XN57 (144A) CUSIP No. 902674 XN5 (144A)
ISIN No. USH7220NAG54 (Reg S) CUSIP No. H7220N AG5 (Reg S)

☐	NOT TO TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender any Original Notes held by you for the account of the undersigned, subject to and effective upon the acceptance for exchange and issuance of Exchange Notes in exchange for Original Notes so tendered, by agreeing to the terms of this letter of instruction, the undersigned:

1)	represents that it has full power and authority to tender the Original Notes tendered hereby and to tender, sell, assign and transfer all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such Original Notes;
2)	irrevocably sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Original Notes tendered hereby;
3)	represents and warrants that the Original Notes tendered hereby were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such Original Notes by the Issuer, the Issuer will acquire good, indefeasible and unencumbered title to such Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

4)	irrevocably constitutes and appoints Kroll Issuer Services Limited (the “Exchange and Information Agent”) the true and lawful agent and attorney-in-fact of the holder with respect to the Original Notes tendered hereby (with full knowledge that the Exchange and Information Agent also acts as the agent of the Issuer), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause such Original Notes tendered hereby to be assigned, transferred and exchanged in the applicable Exchange Offer;
5)	will, upon request, execute and deliver any additional documents deemed by the Exchange and Information Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby;
6)	acknowledges that none of the Issuer, UBS Securities LLC as the dealer manager, or its affiliates, the Exchange and Information Agent, the Original Notes Agent, the Trustee or any person acting on behalf of any of the foregoing, has made any statement, representation, or warranty, express or implied, to it with respect to the Issuer or the offer or sale of any Exchange Notes, other than the information included in the Prospectus (as supplemented to the applicable Expiration Date);
7)	will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Exchange Notes constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code, or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) the acquisition and holding of the Exchange Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions; and
8)	if the undersigned is a resident in Canada, the undersigned will be deemed to have represented and warranted that the undersigned is an “accredited investor,” as defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), and is a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”); and the undersigned will have completed, signed and submitted to the Exchange and Information Agent, concurrently herewith, the Canadian Eligibility Form, which is attached hereto as Annex A.

The terms and conditions of each applicable Exchange Offer shall be deemed incorporated and form a part of this letter of instruction, which shall be read and construed accordingly.

Tenders of Original Notes in connection with any of the Exchange Offers may be withdrawn at any time prior to one minute after 11:59 p.m. New York City time on the applicable Expiration Date. As from one minute after 11:59 p.m., New York City time, on the applicable Expiration Date, Original Notes that were tendered may not be validly withdrawn unless the Issuer is otherwise required by law to permit such withdrawal. Once the Issuer accepts the tender of Original Notes, this letter of instruction is a binding agreement between the undersigned and the Issuer.

The Issuer reserves the absolute right to:

(1)	delay accepting any validly tendered Original Notes;

(2)	reject any and all tenders of any Original Notes not properly tendered;

(3)	refuse to accept any Original Notes if, in its reasonable judgment or the judgment of its counsel, the acceptance would be unlawful;

(4)	terminate or amend any of the Exchange Offers, by giving oral or written notice of such delay, extension, termination or amendment to the Exchange and Information Agent; and

(5)	waive any defects or irregularities or conditions of any of the Exchange Offers as to any Original Notes before the applicable Expiration Date.

The undersigned also authorizes you to:

(1)	confirm that the undersigned has made the representations contained in this letter of instruction; and

(2)	take such other action as necessary under the Prospectus to effect the valid tender of the Original Notes.

The Exchange Offers are subject to certain conditions (including the Minimum Size Condition), described in the Prospectus in the section entitled “The Exchange Offers—Conditions to the Exchange Offers.”

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

CANADIAN RESIDENTS: IF THE SIGNATORY IS A CANADIAN RESIDENT, OR IS A DEALER HOLDING TENDERED ORIGINAL NOTES ON BEHALF OF A BENEFICIAL OWNER THAT IS A CANADIAN RESIDENT, THE SIGNATORY MUST ALSO COMPLETE ANNEX A ATTACHED HERETO.

Annex A
Canadian Eligibility Form

TO BE COMPLETED BY REGISTERED HOLDERS OF ORIGINAL NOTES THAT ARE CANADIAN RESIDENTS AND BY REGISTERED HOLDERS HOLDING ORIGINAL NOTES ON BEHALF OF BENEFICIAL OWNERS THAT ARE CANADIAN RESIDENTS (See Instruction 6)

One copy of this Canadian Eligibility Form must be completed, signed and submitted to Kroll Issuer Services Limited, acting as Exchange and Information Agent, for each beneficial owner that is a Canadian resident.

Information relating to Canadian participants in the offer by UBS AG, acting through its London branch, to exchange (i) all of its outstanding 1.250 per cent. Notes due June 2026 (ISIN No. US902674YH70 (144A) and USH7220NAN06 (Reg S); CUSIP No. 902674YH7 (144A) and H7220NAN0 (Reg S)) for a like principal amount of new 1.250% Notes due June 1, 2026, and (ii) all of its outstanding 4.500 per cent. Notes due 26 June 2048 (ISIN No. US902674XN57 (144A) and USH7220NAG54 (Reg S); CUSIP No. 902674 XN5 (144A) and H7220N AG5 (Reg S)) for a like principal amount of new 4.500% Notes due June 26, 2048, pursuant to a registration statement dated [•], 2023.

***

The undersigned has completed the following and acknowledges that UBS AG is relying on such information in respect of itself as the beneficial owner of Original Notes or on behalf of all beneficial owners on behalf of which the undersigned is acting. If the space provided below is inadequate, list the certificate numbers, CUSIP numbers, principal amounts and other information on a separately executed schedule and affix the schedule to this Canadian Eligibility Form.

For greater certainty, if the undersigned is a depository, custodian, nominee or other intermediary completing this Canadian Eligibility Form on behalf of beneficial owners on behalf of which the undersigned in acting, the information provided below must relate to such beneficial owners, not the undersigned.

Notwithstanding the foregoing, a portfolio manager or dealer exchanging Original Notes on behalf of one or more fully managed accounts should only complete a single form for all such accounts, with the portfolio manager or dealer named as the beneficial owner.

If a person outside Canada has full discretion to trade securities for the account of a client in Canada without requiring the client’s express consent to a transaction, this Canadian Eligibility Form is not required to be completed.

Please return this form to Kroll Issuer Services Limited at the address set forth below:

Kroll Issuer Services Limited

32 London Bridge Street

London SE1 9SG

United Kingdom

Phone: +44 20 7704 0880

Email: ubs@is.kroll.com

Attn: Owen Morris

Full Legal Name(s), Address(es), Postal Code, Telephone No.(s) and Email address of such beneficial owner	The paragraph letter in the definition of “accredited investor” in section 1.1 of NI 45-106 that applies to the beneficial owner (select only one from list in Schedule A)	If the beneficial owner is a “permitted client” as defined in NI 31-101 please indicate Yes (Y) or No (N) below	Series/Title of Security	CUSIP Number of Tendered Original Note(s)	VOI Number	DTC Participant Number	Certificate Number(s)	Principal Amount Tendered

[CONTINUED ON NEXT PAGE]

By:		Institution:
(Signature)
Name:		Address:
Title:
(City/State/Postal Code)
Dated:
(Country)
Telephone:
(including country code)
E-Mail:

Schedule A
Accredited Investor Definition

Derived from section 1.1 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) for purposes of the chart above

“accredited investor” means:

(a) except for a beneficial owner resident in Ontario, a Canadian financial institution, or a Schedule III bank and, for a beneficial owner resident in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1(1) of the Securities Act (Ontario),

(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d)

(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(i) a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds C$1,000,000,

(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000,

(k) an individual whose net income before taxes exceeded C$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l) an individual who, either alone or with a spouse, has net assets of at least C$5,000,000,

(m) a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements and such person has not been created or used solely to purchase or hold securities as an accredited investor,

(n) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI45-106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI45-106,

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor, or

(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.